GTC TELECOM CORP.
                    SUBSIDIARIES OF THE REGISTRANT

                                                 Percentage
                                                  of voting
              State or other jurisdiction of     securities
Name          incorporation or organization           owned
-------       -----------------------------    ------------

None.